                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          WEINGARTEN REALTY INVESTORS
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 STEVE RICHTER
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                          WEINGARTEN REALTY INVESTORS
                            2600 CITADEL PLAZA DRIVE
                              HOUSTON, TEXAS 77008

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1994

To Our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Weingarten Realty Investors (the "Company") will be held at Texas Commerce Bank Center Auditorium, 601 Travis, Houston, Texas on Thursday, April 28, 1994, at 9:00 a.m., Houston time. Shareholders will be asked to vote on the following proposals:

          Proposal 1: The election of nine trust managers to serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified.

          Proposal 2: Ratification of the appointment of Deloitte & Touche, independent certified public accountants, as the Company's auditors for the ensuing year.

     The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the meeting are to receive reports of officers (without taking action thereon) and to transact such other business as may properly come before the meeting.

     All shareholders of record as of the close of business on March 4, 1994 are entitled to notice of and to vote at the meeting. At least a majority of the outstanding common shares of the Company is required for a quorum.

     The Board of Trust Managers appreciates and encourages your participation in the Company's annual meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, please sign, date and promptly return the enclosed proxy in the postage-paid envelope provided. If you attend the meeting, you may withdraw your proxy, if you wish, and vote in person.

                                         By order of the Board of Trust
                                         Managers,
                                                M. CANDACE DuFOUR
                                          Vice President and Secretary
March 23, 1993
Houston, Texas

                          WEINGARTEN REALTY INVESTORS
                            2600 CITADEL PLAZA DRIVE
                              HOUSTON, TEXAS 77008

                                PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished by the Board of Trust Managers of Weingarten Realty Investors (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held April 28, 1994, and at any adjournment thereof. This Proxy Statement relates to a meeting of the holders of common shares of beneficial interest, par value $0.03 per share ("Common Shares"), of the Company to consider and act upon the proposals set forth in the notice of meeting attached hereto, including the election of trust managers. This Proxy Statement and the related form of Proxy will be sent or given to shareholders beginning on or about March 23, 1994.

     The Common Shares represented by the form of proxy enclosed herewith will be voted in accordance with the specifications noted thereon. If no choice is specified, said Common Shares will be voted in favor of the proposals set forth in the notice attached hereto. The affirmative vote of two-thirds of the outstanding Common Shares is required to elect each trust manager nominee. The affirmative vote of the holders of a majority of the Common Shares present in person or by proxy at the Annual Meeting of Shareholders and entitled to vote is required for approval of the ratification of the appointment of auditors. The Texas Real Estate Investment Trust Act does not specifically address the treatment of abstentions and broker non-votes. The Company's Bylaws provide that shares abstaining from a vote or not voted on a matter will not be treated as entitled to vote. The form of proxy also confers discretionary authority with respect to amendments or variations to matters identified in the notice of meeting and any other matters that may properly come before the meeting.

     A shareholder who has given a proxy may revoke it as to any motion on which a vote has not already been taken by signing a proxy bearing a later date or by written notice delivered to the Secretary of the Company at the Company's principal executive office, 2600 Citadel Plaza Drive, Houston, Texas 77008 (the mailing address for the Company is P. O. Box 924133, Houston, Texas 77292-4133), at any time up to the meeting or any adjournment thereof, or by delivering it to the Chairman of the meeting on the date of the meeting or any adjournment thereof.

     The cost of solicitation of these proxies will be paid by the Company, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy material to and solicitation of proxies from the beneficial owners of Shares held of record by such persons. It is anticipated that the solicitation will be primarily by mail on or about March 23, 1994, but proxies also may be solicited personally or by telephone by regular employees of the Company without additional compensation.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     All shareholders of record as of the close of business on March 4, 1994 are entitled to notice of and to vote at the meeting. Provided a complete and executed form of proxy shall have been delivered to the Secretary of the Company prior to the meeting, any person may attend and vote that number of shares for which he holds a proxy. On March 4, 1994, the Company had 26,038,279 Common Shares outstanding, which were held of record by 2,443 persons. The Common Shares are the only class of voting securities of the Company. Each Common Share is entitled to one vote.

     The following table sets forth the beneficial ownership of the Company's Common Shares with respect to each person known by the Company to be the beneficial owner of more than five percent of the Company's currently outstanding Common Shares as of March 4, 1994.

                                                               AMOUNT AND NATURE
                                                                      OF
                   NAME AND BUSINESS ADDRESS                      BENEFICIAL           PERCENT
                     OF BENEFICIAL OWNERS                          OWNERSHIP          OF CLASS
- ----------------------------------------------------------------------------------------------
Stanford Alexander.............................................   1,906,806(1)          7.3%
     P.O. Box 924133
     Houston, Texas 77292-4133
The Capital Group, Inc.........................................   2,013,940(2)          7.8%
     333 South Hope Street
     Los Angeles, California 90071

- ------------

(1) Includes 354,221 shares held by various trusts for the benefit of Mr. Alexander's children and 296,675 shares for which voting and investment power are shared with Andrew M. Alexander and Melvin A. Dow, trust managers of the Company; 18,000 shares subject to restrictions on transfer for which Mr. Alexander has the right to vote and 16,666 shares that may be purchased by Mr. Alexander upon exercise of share options that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table. Also includes 190,815 shares held by a charitable foundation, which Mr. Alexander and his wife Joan control.

(2) Pursuant to information contained in a Schedule 13G filed with the Securities and Exchange Commission in February 1994 and in a letter from The Capital Group, Inc. ("CG") in February 1994, the Company was informed that as of December 31, 1993, certain operating subsidiaries of CG exercised investment discretion over various institutional accounts which held as of December 31, 1993, 2,013,940 shares of the issuer (7.8% of the outstanding class). Capital Guardian Trust Company, a bank, and one of such operating companies, exercised investment discretion over 397,000 of said shares. Capital Research and Management Company, a registered investment adviser, and Capital International Limited, an operating subsidiary, had investment discretion with respect to 1,561,840 and 55,100 shares respectively, of the above shares.

PROPOSAL 1

                           ELECTION OF TRUST MANAGERS

     The Board of Trust Managers has nominated and urges you to vote "FOR" the nine nominees listed below as trust managers who, if elected, would serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified. The persons whose names are set forth as proxies in the enclosed form of proxy will vote all shares for which they hold proxies "FOR" the election of the nominees named herein unless otherwise directed. Although the trust managers of the Company do not contemplate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment. The affirmative vote of the holders of two-thirds of the outstanding Common Shares is required to elect each trust manager nominee.

     All of the nominees for election as trust managers are members of the present Board of Trust Managers and have consented in writing to be named in this proxy statement and to serve as a trust manager, if elected. Set forth below is certain information as of March 4, 1994, for (i) the members of the present Board of Trust Managers, (ii) the executive officers of the Company set forth under "-- Executive Compensation" and (iii) the trust managers and executive officers of the Company as a group:

                                                 SERVED AS
                                                   TRUST            AMOUNT AND
                                                  MANAGER           NATURE OF             PERCENT
                 NAME                    AGE       SINCE       BENEFICIAL OWNERSHIP       OF CLASS
                 ----                    ---     ---------     --------------------       --------
Stanford Alexander(1)..................    65       1956           1,901,806(4)              7.3%
Andrew M. Alexander....................    37       1983             576,185(5)              2.2%
Martin Debrovner(1)....................    57       1976             109,728(6)                 *
Melvin A. Dow(2)(3)....................    65       1984             527,660(7)              2.0%
Stephen A. Lasher(1)(3)................    46       1980             460,102(8)              1.8%
Joseph W. Robertson, Jr................    46       1978             107,910(9)                 *
Douglas W. Schnitzer...................    37       1984             630,280(10)             2.4%
Marc J. Shapiro(2)(3)..................    46       1985              10,000(11)                *
J. T. Trotter(2).......................    67       1985               1,000                    *
Gary Cunningham(12)....................    44                         19,430(13)                *
All trust managers and executive
  officers as a group (17 persons).....                            3,941,146(14)            15.1%

- ------------

  *  Beneficial ownership of less than 1% of the class is omitted.

 (1) Member of Executive Committee.

 (2) Member of Audit Committee.

 (3) Member of Executive Compensation Committee.
                                             (Notes continued on following page)

 (4) See note (1) to the table on page 2 for information with respect to Mr. Alexander's beneficial ownership of such shares.

 (5) Includes the 296,675 shares described in note (1) to the table on page 2 for which voting and investment power are shared with Stanford Alexander and Melvin A. Dow; 5,400 shares subject to restrictions on transfer for which Mr. Alexander has the right to vote and 12,000 shares that may be purchased by Mr. Alexander upon the exercise of Share options that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table.

 (6) Includes 26,878 shares held in trust for the benefit of Mr. Debrowner's children for which he exercises voting power. Also includes 11,500 shares subject to restrictions on transfer for which Mr. Debrovner has the right to vote and 26,000 shares that may be purchased upon the exercise of Share options that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table.

 (7) Includes the 296,675 shares described in note (1) to the table on page 2 for which voting and investment power are shared with Andrew M. Alexander and Stanford Alexander and 18,990 shares held in trusts for the benefit of children of Stanford Alexander, for which Mr. Dow is the trustee. Also includes 9,590 shares for which voting and investment power are shared with Bernard Dow and Frances Friedman. Mr. Dow disclaims any beneficial interest in all such shares discussed herein, other than one-third of the last-mentioned 9,590 shares.

 (8) Includes 57,785 shares held by trusts for the benefit of Mr. Lasher's children for which Mr. Lasher exercises voting power.

 (9) Includes 7,100 shares subject to restrictions on transfer for which Mr. Robertson has the right to vote and 12,000 shares that may be purchased upon the exercise of share options that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table.

(10) Voting and investment power are shared with Joan Weingarten Schnitzer under trusts for Joan Weingarten Schnitzer with respect to all such shares.

(11) Includes 2,600 shares owned by Mr. Shapiro's children for which he disclaims beneficial ownership because he holds no custodial authority with respect to such shares.

(12) Mr. Cunningham is an executive officer of the Company and not a member of the Board of Trust Managers.

(13) Includes 3,550 shares subject to restrictions on transfer for which Mr. Cunningham has the right to vote and 10,000 shares that may be purchased upon the exercise of share options that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table.

(14) Includes 127,232 shares that may be purchased upon the exercise of share options that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table.

     Set forth below is certain biographical information with respect to the business experience of the nine nominees to serve as the Company's trust managers for at least the last five years.

     Mr. Stanford Alexander is the Company's Chairman and its Chief Executive Officer. He has been employed by the Company since 1955 and has served in his present capacity since January 1, 1993. Prior to becoming Chairman, Mr. Alexander served as President and Chief Executive Officer of the Company since 1962. Mr. Alexander is President, Chief Executive Officer and a trust manager of Weingarten Properties Trust and a member of the Houston Regional Advisory Board of Texas Commerce Bank National Association, Houston, Texas ("TCB").

     Mr. Andrew Alexander became Executive Vice President/Asset Management of the Company on January 1, 1993. Prior to his present position, Mr. Alexander was Senior Vice President/Asset Management of Weingarten Realty Management Company (the "Management Company"). Prior to such time, Mr. Alexander was Vice President of the Management Company and, prior to the Company's reorganization in December 1984, was Vice President and an employee of the Company since 1978. Mr. Alexander has been primarily involved with leasing operations at both the Company and the Management Company. Mr. Alexander is also a trust manager of Weingarten Properties Trust and a director of Charter Bank Houston, N.A.

     Mr. Debrovner became President and Chief Operating Officer of the Company on January 1, 1993. Prior to assuming such position, Mr. Debrovner served as President of the Management Company since the Company's reorganization in December 1984. Prior to such time, Mr. Debrovner was an employee of the Company for 17 years, holding the positions of Senior Vice President from 1980 until March 1984, and Executive Vice President until December 1984. As Executive Vice President, Mr. Debrovner was generally responsible for the Company's operations. Mr. Debrovner is also a trust manager of Weingarten Properties Trust.

     Mr. Dow has been engaged in the private practice of law and is now President of Dow Cogburn & Friedman, P.C. He was a partner of the predecessor Houston law firm of Dow, Cogburn & Friedman since 1954. Mr. Dow is also a trust manager of Weingarten Properties Trust.

     Mr. Lasher has been President of The GulfStar Group, Inc., an investment banking firm since January 1991. Prior to such time, he was Executive Vice President and Managing Director of Corporate Finance of Rotan Mosle Inc., an investment banking firm headquartered in Houston, for more than the last five years. Mr. Lasher is also a trust manager of Weingarten Properties Trust and a director of American Oilfield Divers, Inc.

     Mr. Robertson is Executive Vice President of the Company and its Chief Financial Officer. Prior to becoming Executive Vice President, Mr. Robertson served as Senior Vice President and Chief Financial Officer since 1980. He has been with the Company since 1971. Mr. Robertson is also a trust manager of Weingarten Properties Trust and a director of PaineWebber Retail Properties Investments, Inc.

     Mr. Douglas Schnitzer has served as President and Chief Executive Officer of Senterra Development Corp., a commercial real estate development and management company headquartered in Houston, since

August 1989. Prior to such time, he served as Senior Vice President/General Marketing & U.S.C.B. of Century Development Corporation for more than the last five years.

     Mr. Shapiro has served as Chairman, President and Chief Executive Officer of Texas Commerce Bancshares, Inc. ("Bancshares") since January 1994. Prior to such time, he served as President and Chief Executive Officer of Bancshares since December 1989 and Chairman and Chief Executive Officer of TCB since 1987. Mr. Shapiro is also currently an executive officer of Chemical Banking Corporation. From 1982 to 1989, Mr. Shapiro served as Vice Chairman and Chief Financial Officer of Bancshares. Mr. Shapiro is also a director of Santa Fe Energy Resources, Inc. and Browning-Ferris Industries.

     Mr. Trotter has been a private investor for more than the last five years. Mr. Trotter is a director of Houston Industries, Inc., Houston Lighting & Power Company, Zapata Corporation, Howell Corporation, First Interstate Bank of Texas, N.A., Continental Airlines, Inc. and King Ranch, Inc.

     Andrew M. Alexander is the son of Stanford Alexander. Stephen A. Lasher is a first cousin of Douglas W. Schnitzer, a first cousin once-removed of Stanford Alexander and a second cousin of Andrew M. Alexander. Douglas W. Schnitzer is a first cousin once-removed of Stanford Alexander and a second cousin of Andrew M. Alexander. Martin Debrovner is a first cousin of Mrs. Stanford (Joan) Alexander.

BOARD COMMITTEES AND MEETINGS

     The Board of Trust Managers of the Company met four times in 1993. During 1993, each trust manager attended at least 75 percent of the aggregate of (a) the total number of meetings of the Board of Trust Managers and (b) the total number of meetings held by any committee of the Board on which he served. The Company's Board of Trust Managers has standing Executive, Audit and Executive Compensation Committees. The Board of Trust Managers does not have a nominating committee.

     Executive Committee. The Executive Committee is comprised of Messrs. S. Alexander, Debrovner and Lasher. Pursuant to the Company's bylaws, the Executive Committee shall have such authority and powers as may from time to time be delegated thereto by the Board of Trust Managers. The Executive Committee has been granted the authority to acquire and dispose of real property up to $25,000,000 in value and has the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company. The Executive Committee did not meet during 1993.

     Audit Committee. The Audit Committee is composed of three independent trust managers, Messrs. Dow, Shapiro and Trotter. The Audit Committee was established to make recommendations concerning the engagement of independent public accountants, to review with the independent public accountants the plans for and results of the audit engagement, to approve professional services provided by the independent public accountants, to review the independence of the independent public accountants, to consider the range of audit and non-audit fees and to review the adequacy of the Company's internal accounting controls. The Audit Committee met twice during 1993.

     Executive Compensation Committee. The Executive Compensation Committee, also composed of independent trust managers, is responsible for determining compensation for the Company's executive officers, in addition to administering the Company's 1988 Share Option Plan (the "1988 Plan") and the 1993 Incentive Share Plan (the "1993 Plan"). During 1993, the Executive Compensation Committee consisted of Messrs. Dow, Lasher and Shapiro. The Executive Compensation Committee met once in 1993.

COMPENSATION OF TRUST MANAGERS

     During the year ended December 31, 1993, fees paid to all the Company's trust managers as a group aggregated $34,500. Company trust managers received $2,500 annually, $1,000 for each Board meeting attended and $500 for each committee meeting attended. Employees of the Company are not paid any trust manager fees. No member of the Board of Trust Managers of the Company was paid any compensation in 1993 for his service as a trust manager of the Company other than pursuant to the standard compensation arrangement for trust managers.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                  ON ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

     The Executive Compensation Committee of the Board of Trust Managers (the "Compensation Committee"), which is entirely comprised of independent outside directors, is responsible for evaluating and establishing the level of executive compensation and administering the Company's stock option plans.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     It is the philosophy of the Compensation Committee and the Company that in order to achieve continual growth and financial success, the Company must be able to attract and retain qualified executives. In order to achieve its objective, the Company has structured an incentive based compensation system tied to the Company financial performance and portfolio growth.

     Each year, the Compensation Committee reviews the Company's compensation program to insure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The executive compensation system is basically comprised of base salary, bonus compensation, share options/grants and restricted shares. The Company's annual executive compensation package, including that of the Chief Executive Officer ("CEO") and the Chief Operating Officer ("COO"), generally has lower base salaries than comparable companies coupled with a leveraged incentive bonus system which will pay more with good performance and less with performance that is below expectation. Generally, the CEO's and COO bonus is within 25% to 50% of the entire cash compensation (salary and bonus), depending on the size of the incentive bonus awarded.

BASE SALARY

     Base salary levels for executive officers are largely derived through an evaluation of the responsibilities of the position held and the experience of the particular individuals both compared to companies of similar size, complexity and, where comparable, in the same industry. The determination of comparable companies was based upon selections made by both the Company, as to comparable companies in the real estate industry, and by independent compensation consultants, as to other comparable companies. Actual salaries are based on the executives skill and ability to influence the Company's financial performance and growth in both the short-term and the long-term. During 1993, the Compensation Committee used salary survey data supplied by the Wyatt Report and Human Factors, Inc., outside consultants, in establishing base salaries. The executive officer's salaries, including that of the CEO and COO, were, generally set at the mid range of the survey data.

BONUS COMPENSATION

     All the Company's executive officers, except Mr. Cunningham, participate in a bonus program whereby the individual is eligible for a bonus based on a percent of the individual's base salary. This bonus program has been in effect for more than 15 years. The bonus percentage is also based on competitive analysis. Again, the executive's ability to influence the Company's success is considered in establishing this percentage. Earned bonuses are determined annually on the basis of performance against pre-established goals. Other than for the CEO and COO, the eligible bonus percentage is allocated 50% to the Company's goals and 50% to the individual's goals. Specific individual goals for each officer are established at the beginning of the year and are tied to the functional responsibilities of each executive. Individual goals include both objective financial measures as well as such subjective factors as efficiency in managing capital resources, successful acquisitions, good investor relations and the continued development of management. The Company's goals are primarily based on operating performance, as measured by factors such as the Company's funds from operations, and achieving the appropriate growth objective, relating primarily to portfolio acquisitions and new development. Other than the allocation between individual and Company goals, no specific weights are assigned to the individual goals. The bonus of both the CEO and COO is based entirely on the Company's performance. The individual and Company performance targets were met in fiscal 1993 and consequently the executives were eligible for full bonus awards.

     Mr. Cunningham, as Vice President of New Development and Acquisitions, does not participate in the regular Bonus program. His incentive compensation is directly tied to the achievement of the return on investment on the Company's new developments and acquisitions in which he is involved.

SHARE INCENTIVE PROGRAM

     The Compensation Committee strongly believes that by providing the executives who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Common Shares of the Company, the best interest of shareholders and executives will be closely aligned. Therefore, executives are eligible to receive share options from time to time, giving them the right to purchase Common Shares of the Company. The number of options granted to an executive is based on practices of comparable companies, once again, based on information provided by outside consultants. Share options historically have not been a consistently utilized element of the Company's executive compensation system and the Company does not adhere to any firmly established formulas or schedules for the issuance of options, but options are awarded when considered appropriate.

     In 1993, no shares options were granted to any officers or executive of the Company.

CEO PERFORMANCE EVALUATION

     For 1993, the Committee evaluated the CEO's performance based on the Company's financial performance, its growth in real estate assets, and the management of its debt/equity positioning. The Company achieved its funds from operation objective and achieved record growth through its acquisition and new development programs by adding 1.5 million square feet of income-producing properties to the portfolio with returns in excess of 11%. Also in 1993, the Committee considered the balance sheet positioning and the $222 million increase in the Company's shareholder equity. Mr. S. Alexander received 100% of his potential bonus based on the Company exceeding its corporate goals and objectives for 1993.

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     The foregoing report is given by the following members of the Compensation
Committee:

                                 MELVIN A. DOW
                               STEPHEN A. LASHER
                                  MARC SHAPIRO

PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Shares to the S&P 500 Index and to the published National Association of Real Estate Investment Trust's (NAREIT) All Equity Index (excluding Health Care REIT's). The graph assumes that the value of the investment in the Company's Common Shares and each index was 100 at December 31, 1988 and that all dividends were reinvested. The Company will provide upon request the names of the companies included in the NAREIT All Equity Index (excluding Health Care REIT's).

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

                                                                  THE NAREIT
      MEASUREMENT PERIOD                            S&P 500       ALL EQUITY
    (FISCAL YEAR COVERED)         THE COMPANY        INDEX          INDEX*
1988                                  100             100             100
1989                                  130             131             109
1990                                  104             127              92
1991                                  136             166             125
1992                                  151             179             143
1993                                  155             197             171

* (excluding Health Care REIT's)

     The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

     There can be no assurance that the Company's share performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future share performance.

EXECUTIVE COMPENSATION

     The following table lists, for each of the three years ended December 31, 1993, cash compensation paid to each of the Company's executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                       ANNUAL COMPENSATION                   ------------
                                                                                 OTHER        SECURITIES
                                                       --------------------      ANNUAL       UNDERLYING     ALL OTHER
                                                        SALARY      BONUS     COMPENSATION   OPTIONS/SARS   COMPENSATION
         NAME AND PRINCIPAL POSITION           YEAR      ($)         ($)       ($)(1)(2)        (#)(3)          (2)
- ---------------------------------------------- ----    --------    --------   ------------   ------------   ------------
Stanford Alexander,                            1993    $440,000    $220,000     $138,500                      $ 14,000(4)
  Chairman and Chief                           1992     316,500     316,500       59,079        25,000           9,822
  Executive Officer                            1991     300,000     290,952
Martin Debrovner                               1993     320,000     110,400       86,564                        54,631(6)
  President and Chief
  Operating Officer(5)
Joseph W. Robertson, Jr.,                      1993     250,000      75,000       69,250                        32,062(7)
  Executive Vice President                     1992     228,200     138,788       29,540        18,000          34,235
  and Chief Financial Officer                  1991     216,300     115,376
Andrew M. Alexander                            1993     190,000      47,500       51,938                        16,360(8)
  Executive Vice President/
  Asset Management(5)
Gary Cunningham                                1993      96,700     136,300                                     31,903(9)
  Vice President/New
  Development and Acquisitions(5)

- ---------------

(1) The values shown represent amount for federal income tax "gross-ups" for the share awards granted and reported for prior periods.

(2) Pursuant to the transitional provisions set forth in the proxy rules, amounts for Other Annual Compensation and All Other Compensation are excluded for the Company's 1991 fiscal year. Amounts set forth under Other Annual Compensation do not include perquisites, since the aggregate amount of such compensation is the lesser of either $50,000 or ten percent of the total annual salary and bonus reported for each named executive officer.

(3) No SARs were granted during 1992 or 1993.

(4) Includes $9,503 of premiums paid by the Company under "split dollar" life insurance agreements and $4,497 for the Company's contributions to the Company's 401(k) Savings and Investment Plan (the "Savings Plan") on behalf of Mr. S. Alexander.

(5) Became an employee and officer of the Company effective January 1, 1993.
                                             (Notes continued on following page)

(6) Includes $2,452 of premiums paid by the Company under "split dollar" life insurance agreements, $4,497 for the Company's contributions to the Company's Savings Plan on behalf of Mr. Debrovner, and $47,682 contributed to the Company's Supplemental Retirement Plan.

(7) Includes $1,417 of premiums paid by the Company under "split dollar" life insurance agreements, $4,497 for the Company's contributions to the Company's Savings Plan on behalf of Mr. Robertson, and $26,148 contributed to the Company's Supplemental Retirement Plan.

(8) Includes $1,417 for the Company's contributions to the Company's Savings Plan on behalf of Mr. A. Alexander and $11,863 contributed to the Company's Supplemental Retirement Plan.

(9) Includes $4,497 for the Company's contributions to the Company's Savings Plan on behalf of Mr. Cunningham and $27,406 contributed to the Company's Supplemental Retirement Plan.

     SHARE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     Shown below is information for the indicated persons with respect to the options exercised during 1993 and the unexercised options to purchase the Company's Common Shares granted during 1993 and prior years under the Share Option Plan and the 1993 Plan.

                                                                                     VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                  SHARES                  OPTIONS HELD AT                     AT
                                 ACQUIRED               DECEMBER 31, 1993(#)          DECEMBER 31, 1993
                                    ON        VALUE    ----------------------       ----------------------
             NAME               EXERCISE(#)  RECEIVED  EXERCISABLE  UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
- ------------------------------- -----------  --------  ---------   -----------      ---------   -----------
Stanford Alexander.............        --          --    8,333        16,667        $ 54,165     $ 108,335
Martin Debrovner...............        --          --   19,000        14,000         261,500        91,000
Joseph W. Robertson, Jr. ......        --          --    6,000        12,000          21,000        42,000
Andrew M. Alexander............        --          --    6,000        12,000          39,000        78,000
Gary Cunningham................        --          --    8,000         4,000          88,000        26,000

PENSION PLAN

     The following table shows the approximate annual retirement benefits under the Company's non-contributory pension plan (the "Pension Plan") (before the reduction made for social security benefits) to eligible employees in specified compensation and years of service categories, assuming retirement occurs at age 65 and that benefits are payable only during the employee's lifetime. Benefits are not actuarially reduced, where survivorship benefits are provided.

                                    ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
- ------------------------------------------------------------------------------------------------------------------
                                                         YEARS OF SERVICE
   AVERAGE       -------------------------------------------------------------------------------------------------
COMPENSATION          15               20               25               30               35               40
- -------------    ------------     ------------     ------------     ------------     ------------     ------------
  $125,000         $   28,125       $   37,500       $   46,875       $   56,250       $   65,625       $   75,000
   150,000             33,750           45,000           56,250           67,500           78,750           90,000
   175,000             39,375           52,500           65,625           78,750           91,875          105,000
   200,000             45,000           60,000           75,000           90,000          105,000          120,000*
   225,000             50,625           67,500           84,375          101,250          118,125*         135,000*
   250,000**           56,250           75,000           93,750          112,500          131,250*         150,000*
   300,000**           67,500           90,000          112,500          135,000*         157,500*         180,000*
   400,000**           90,000          120,000*         150,000*         180,000*         210,000*         240,000*
   450,000**          101,250          135,000*         168,750*         202,500*         236,250*         270,000*
   500,000**          112,500          150,000*         187,500*         225,000*         262,500*         300,000*

- ------------

 * The maximum annual pension benefit which currently may be paid under a qualified plan is $115,641 subject to certain grandfather rules for limitation years beginning in 1993.

** Compensation in excess of $235,840 is disregarded with respect to plan years beginning in 1993.

     The compensation used in computing average monthly compensation is the total of all amounts paid by the Company as shown on the employee's W-2 Form, plus amounts electively deferred by the employee under the Company's Savings and Investment Plan and sec.125 cafeteria plan. Compensation in excess of $235,840 is disregarded. Credited years of service for certain employees of the Company as of March 5, 1994, are as follows: Mr. S. Alexander, 40 years; Mr. Debrovner, 26 years; Mr. Robertson, 22 years; Mr. A. Alexander, 16 years; and Mr. Cunningham, 7 years.

     The Pension Plan covers all employees who are age 21 or over, with at least one year of employment with the Company. The Pension Plan pays benefits to an employee in the event of death, disability, retirement, or other termination of employment after the employee meets certain vesting requirements (generally, 20% vesting after two years of service and an additional 20% vesting each year thereafter until 100% vested). Under the Pension Plan, the amount of the monthly retirement benefit payable beginning at age 65, the normal retirement age, is equal to (i) 1.5% of average monthly compensation during five consecutive years, within the last ten years, which would yield the highest average monthly compensation multiplied by years of service rendered after age 21 (not in excess of 40 years), minus (ii) 1.5% of the monthly social security benefits in effect on the date of retirement multiplied by years of service rendered after age 21 and after July 1, 1976 (not in excess of 33.3 years).

PROPOSAL 2

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Trust Managers has unanimously approved and urges you to vote "FOR" approval of this Proposal 2. Proxies solicited hereby will be so voted unless the shareholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Shares present in person or by proxy at the Annual Meeting of Shareholders and entitled to vote is required for approval of this proposal.

     The Board of Trust Managers has appointed, and recommends the ratification of Deloitte & Touche as auditors for the Company for the year ending December 31, 1994. This firm, or its predecessors, has served in such capacity for the Company for more than 30 years and is familiar with the Company's affairs and financial procedures. Ratification of their appointment as auditors for the year ended December 31, 1993 was approved by the shareholders at the Company's last Annual Meeting of Shareholders.

     Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Messrs. Dow, Lasher and Shapiro. Mr. Shapiro, an executive officer and director of TCB, serves on the Compensation Committee. The Company and certain of its joint ventures are depositors with TCB. Additionally, the Company has entered into a revolving credit agreement with TCB of which $20,350,000 was outstanding as of December 31, 1993. From time to time the Company has made short-term borrowings from independent third parties which were arranged through TCB. The principal amount of such borrowings, which did not exceed $52,900,000 during 1993, was secured by government-backed securities owned by the Company. TCB is also the trustee under the grantor trust, which holds certain employee deferred compensation funds.

     Weingarten Properties Trust ("WPT"), a Texas real estate investment trust that owns five shopping centers and also currently qualifies as a REIT, shares certain common officers and/or Board members with the Company. Messrs. S. Alexander, Debrovner, Dow, Lasher, Robertson, A. Alexander and Cunningham are officers and/or directors of WPT. During 1993, the Company borrowed funds from WPT pursuant to short-term unsecured note (the "Note") for short-term investment of WPT's excess cash. Interest on funds advanced from WPT to the Company accrues at the 30-day certificate of deposit rate and ranged from 2.4% to 3.5% during 1993. The largest amount owed by the Company during 1993 was $1,045,000. As of December 31, 1993, the Company owed WPT $120,000. During 1993, the Company paid WPT $12,635 in interest on the funds advanced.

     The Company currently owns 76% of the outstanding common stock of WPT. The Company may, in the future, attempt to acquire the remaining stock ownership of WPT through negotiated or open market purchase or by means of a tender offer or a business combination.

     The Company also contracts to manage the day-to-day business and properties of WPT. WPT paid the Company approximately $207,000 during 1993 for the management of its properties and the operation of its business.

     Messrs. S. Alexander, A. Alexander, Debrovner, Dow, Lasher and Schnitzer are shareholders and officers and/or directors of WRI Holdings, Inc., a Texas corporation ("Holdings"). In December 1984, the Company contributed certain assets and cash to Holdings in exchange for, among other consideration, $26,832,000 original principal amount of debt securities (the "Holdings Debt Securities") and common stock of Holdings. The assets contributed by the Company to Holdings included unimproved land in the Railwood Industrial Park in northeast Houston ("Railwood"), and all of the issued and outstanding capital stock of Plaza Construction, Inc. ("Plaza") and Leisure Dynamics, Inc. ("Leisure Dynamics"). The Holdings Debt Securities were issued pursuant to three separate trust indentures and originally consisted of $16,682,000 principal amount of debt securities (the "Hospitality Bonds") due December 28, 2004, $7,000,000 principal amount of debt securities (the "Railwood Bonds") due December 28, 2004 and $3,150,000 principal amount of debt securities (the "Plaza Bonds") due December 28, 1994.

     Interest must be paid on the outstanding principal amount of the Hospitality Bonds at a rate equal to the greater of 16% per annum or 11% of Holdings' pro rata share of the gross revenues per year from eight hotels currently owned by the Hospitality Ventures, but not more than 18%, the maximum lawful rate in Texas applicable to the Hospitality Bonds. The Hospitality Bonds were structured so that the Company would, under certain circumstances, receive interest income based on the revenues of the Hospitality Ventures. As of March 4, 1994, $15,982,000 remained owing under the Hospitality Bonds.

     As of March 4, 1994, the outstanding principal amount owing on the Railwood Bonds and the Plaza Bonds was $6,223,000 and $3,150,000, respectively. Interest on both bonds accrues at the rate of 16% per annum (the "accrual rate"), but is due and payable quarterly at the rate of 10% per annum (the "pay rate"). The difference between the accrual rate and the amount of interest paid by Holdings at the pay rate on such debt securities is treated as unpaid accrued interest, which will not accrue any compound interest and is payable with the principal at maturity. The Company recognizes as interest income only the amount actually received at the pay rate. Therefore, the Company does not carry the difference between the accrual rate and the pay rate as an asset on the Company's Consolidated Balance Sheet. Such nonrecognized accrued interest outstanding as of December 31, 1993 under the Railwood and Plaza Bonds was $3,705,000 and $1,701,000, respectively.

     Pursuant to a loan agreement between Holdings and the Company and pursuant to a note, dated December 28, 1984, as amended in October 1987, January 1991 and March 1994 (the "Accrual Note"), Holdings may borrow from the Company the amount necessary, up to a maximum of $20,000,000, to enable Holdings to pay the interest owing on the Holdings Debt Securities. Interest on the Accrual Note will accrue at the highest rate per annum permitted by Texas law as to a portion of the debt and at the TCB prime rate plus 2% per annum (but not in excess of the maximum legal rate) as to the balance of the debt. The Accrual Note is payable December 28, 2004. As of December 31, 1993, $13,317,000 was outstanding under the Accrual Note, which represents the difference between the amount recognized as interest income on the Holdings Debt Securities and the pay rate applicable to such bonds, i.e., the Company did not recognize as income that portion of the pay rate interest received by the Company which had been borrowed by Holdings under the Accrual Note.

     In November 1982, the Company entered into a loan agreement (the "River Pointe Loan Agreement"), which was amended effective December 1, 1991, with River Pointe Venture I, a joint venture in which Plaza was a joint venture partner until October 1987, at which time Plaza acquired all the joint venture interest in such venture owned by the other joint venture partner and became the successor of such joint venture under the River Pointe Loan Agreement. Under the terms of the River Pointe Loan Agreement, the Company may lend Plaza up to $12,000,000 for construction and development of River Pointe. Interest accrues at the prime rate plus 1%, but not in excess of the maximum rate permitted by law, and payment of the outstanding principal balance is due December 1, 1994. As of December 31, 1993, the principal amount outstanding under the River Pointe Loan Agreement was $9,907,000 plus accrued interest of $3,576,000.

     Mr. Dow, president and a shareholder of Dow, Cogburn, & Friedman, P.C., serves on the Compensation Committee. During the year ended December 31, 1993, the Company and certain of the joint ventures in which the Company was a venturer paid such law firm $1,147,000 for certain legal services.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers, trust managers, and persons who own more than 10 percent of the Company's Common Shares, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of Common Shares with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, trust managers and greater than 10 percent holders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

     To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and written representations that no Form 5s were required, the Company believes that during the fiscal year ended December 31, 1993, all Section 16(a) filing requirements applicable to its officers, trust managers and greater than 10 percent beneficial owners were complied with, except that Mr. S. Alexander made late filings for two Form 4s, which forms each contained a report regarding one transaction and Mr. Lasher, a trust manager of the Company, made a late filing for a Form 3 relating to a personal trust.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals to be presented at the next Annual Meeting of Shareholders must be in writing and received at the Company's principal executive office by the Company's Secretary no later than November 23, 1994, in order to be included in the next year's proxy statement.

                                 OTHER BUSINESS

     The trust managers of the Company know of no matters expected to be presented at the Annual Meeting of Shareholders other than those described above; however, if other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying form of proxy, and acting thereunder, will vote in accordance with their best judgment on such matters.

                                FORM 10-K REPORT

     UPON THE WRITTEN REQUEST OF EACH SHAREHOLDER SOLICITED HEREBY, ADDRESSED TO THE COMPANY, ATTENTION: M. CANDACE DUFOUR, SECRETARY, 2600 CITADEL PLAZA DRIVE, HOUSTON, TEXAS 77008, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE YEAR ENDED DECEMBER 31, 1993. ANY BENEFICIAL OWNER MAKING SUCH A REQUEST MUST SET FORTH THEREIN A GOOD-FAITH REPRESENTATION THAT AS OF MARCH 4, 1994, HE WAS A BENEFICIAL OWNER OF THE COMPANY'S SECURITIES ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS.

                                            By order of the Board of Trust
                                            Managers

                                                 M. CANDACE DuFOUR
                                            Vice President and Secretary

Dated March 23, 1994
Houston, Texas

- --------------------------------------------------------------------------------
          PROXY               WEINGARTEN REALTY INVESTORS              PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF TRUST MANAGERS

             The undersigned hereby appoint(s) STANFORD ALEXANDER, MARTIN DEBROVNER AND JOSEPH W. ROBERTSON, JR., or any of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Shareholders of Weingarten Realty Investors to be held at Texas Commerce Bank Center Auditorium, 601 Travis, Houston, Texas on Thursday, April 28, 1994, at 9:00 a.m., Houston time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of votes the undersigned would be entitled to vote if personally present.

             THE BOARD OF TRUST MANAGERS RECOMMENDS A VOTE "FOR" PROPOSALS NUMBER 1 AND 2.

               PROPOSAL 1: The Election of Trust Managers:    / / FOR nominees listed below     / / WITHHOLD AUTHORITY
                                                                 (Except as marked to the          to vote for all nominees listed
                                                                 contrary)                         below

          Stanford Alexander, Andrew M. Alexander, Martin Debrovner, Melvin
          A. Dow, Stephen A. Lasher, Joseph W. Robertson, Jr., Douglas W. Schnitzer, Marc J. Shapiro, J. T. Trotter

          INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME HERE:

          ------------------------------------------------------------------

          PROPOSAL 2: Ratification of the appointment of Deloitte & Touche as the independent auditors of the Company.

                         / / FOR        / / AGAINST       / / ABSTAIN

                           (TO BE SIGNED ON THE OTHER SIDE)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                 In accordance with their discretion, said Attorneys and
              Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

                 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
              MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND
              2. ANY PRIOR PROXY IS HEREBY REVOKED.
                                              Dated:
                                              ------------------------------,
                                              1994

                                              ------------------------------
                                                        Signature

                                              ------------------------------
                                               (Signature if held jointly)

                                              Please sign exactly as your
                                              name appears at the left. When
                                              shares are held by joint
                                              tenants, both should sign.
                                              When signing as attorney,
                                              executor, administrator,
                                              trustee or corporation, please
                                              sign in full corporate name by
                                              president or other authorized
                                              person. If a partnership,
                                              please sign in partnership
                                              name by authorized person.

                   PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
                    PROMPTLY, USING THE ENCLOSED ENVELOPE. THANK YOU.

- --------------------------------------------------------------------------------